Exhibit 99.7

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

February 6, 2015

The Board of Directors

Halliburton Company

3000 North Sam Houston Parkway East

Houston, Texas 77032

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 16, 2014, to the Board of Directors of Halliburton Company (“Halliburton”) as Annex D to, and to the reference thereto under the headings “SUMMARY — Opinions of Halliburton’s Financial Advisors — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated,” “THE PROPOSED MERGER — Background of the Merger,” “THE PROPOSED MERGER — Recommendation of the Halliburton Board and its Reasons for the Merger” and “THE PROPOSED MERGER — Opinions of Halliburton’s Financial Advisors — Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated” in, Amendment 1 to the joint proxy statement/prospectus relating to the proposed merger involving Halliburton and Baker Hughes Incorporated (“Baker Hughes”), which joint proxy statement/prospectus forms a part of Amendment 1 to Halliburton’s Registration Statement on Form S-4 to which this consent is filed as an exhibit. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH

                       INCORPORATED

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036